EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-222532, 333-201498, 333-171667, 333-156649 and 333-134298 and Form S-3 No. 333-261992) of our report dated October 29, 2024, with respect to the consolidated financial statements of FactSet Research Systems Inc. and the effectiveness of internal control over financial reporting of FactSet Research Systems Inc. included in this Annual Report (Form 10-K) of FactSet Research Systems Inc. for the year ended August 31, 2024.

/s/ Ernst & Young LLP

Stamford, Connecticut
October 29, 2024